EXHIBIT 10.35
                          LOAN AND SECURITY AGREEMENT

                                    between

                         FIDELITY CAPITAL & INCOME FUND
                                   as Lender

                                      and

                             INTELOGIC TRACE, INC.
                                  as Borrower

                             As of December 8, 1994

                               TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

1.   DEFINITIONS AND CONSTRUCTION.........................................  1
     1.1      Definitions.  ..............................................  1
     1.2      Accounting Terms. .......................................... 11
     1.3      Construction. .............................................. 11
     1.4      Exhibits.................................................... 11

2.   LOAN AND TERMS OF PAYMENT............................................ 11
     2.1      Loan........................................................ 11
     2.2      Overadvance................................................. 12
     2.3      Mandatory Prepayment........................................ 12
     2.4      Optional Prepayment......................................... 13
     2.5      Interest Rates, Payments and Calculations................... 13
     2.6      Crediting Payments.......................................... 15
     2.7      Fees........................................................ 15
     2.8      Use of Proceeds............................................. 16

3.   TERM; CONDITIONS PRECEDENT........................................... 16
     3.1      Conditions Precedent........................................ 16

4.   CREATION OF SECURITY INTEREST........................................ 18
     4.1      Grant of Security Interest.................................. 18
     4.2      Negotiable Collateral....................................... 18
     4.3      Collection of Accounts, General Intangibles,
                Negotiable Collateral..................................... 18
     4.4      Delivery of Additional Documentation Required............... 19
     4.5      Power of Attorney........................................... 19
     4.6      Right to Inspect............................................ 20
     4.7      No Assumption............................................... 20

5.   REPRESENTATIONS AND WARRANTIES....................................... 20
     5.1      Corporate Existence; Compliance with Law.................... 21
     5.2      Due Authorization; No Conflict.............................. 21
     5.3      No Prior Encumbrances....................................... 21
     5.4      Bona Fide Accounts.......................................... 21
     5.5      Condition of Inventory...................................... 22
     5.6      Location of Inventory and Equipment......................... 22
     5.7      Inventory Records........................................... 22
     5.8      Location of Borrower's Executive Offices.................... 22
     5.9      Litigation.................................................. 22
     5.10     No Material Adverse Change in Financial
                Statements................................................ 23

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     5.11     Solvency.................................................... 23
     5.12     ERISA....................................................... 23
     5.13     Environmental Condition..................................... 23
     5.14     Margin Regulations.......................................... 24
     5.15     Reliance by Lender; Cumulative.............................. 24
     5.16     Bankruptcy Matters.......................................... 25

6.   AFFIRMATIVE COVENANTS................................................ 25
     6.1      Accounting System........................................... 25
     6.2      Cash Flow, Balance Sheet and Income Statement
                Reports................................................... 25
     6.3      Assignments of Accounts..................................... 25
     6.4      SEC Filings; Reports; Certificates.......................... 25
     6.5      Title to Equipment.......................................... 26
     6.6      Maintenance of Equipment.................................... 27
     6.7      Taxes....................................................... 27
     6.8      Insurance................................................... 27
     6.9      Lender Expenses............................................. 28
     6.10     Foothill Documents.......................................... 28
     6.11     No Setoffs or Counterclaims................................. 28

7.   NEGATIVE COVENANTS................................................... 28
     7.1      Extraordinary Transactions and Disposal of
                Assets.................................................... 28
     7.2      Liens....................................................... 29
     7.3      Change Name................................................. 29
     7.4      Merge, Acquire.............................................. 29
     7.5      Guarantee................................................... 29
     7.6      Restructure................................................. 30
     7.7      Prepayments................................................. 30
     7.8      Amend Foothill Loan..........................................30
     7.9      Change of Ownership......................................... 30
     7.10     Consignments................................................ 30
     7.11     Distributions............................................... 30
     7.12     Accounting Methods.......................................... 30
     7.13     Investments................................................. 30
     7.14     Transactions with Affiliates................................ 31
     7.15     Suspension.................................................. 31
     7.16     Indebtedness.................................................31

8.   EVENTS OF DEFAULT.................................................... 31

9.   LENDER'S RIGHTS AND REMEDIES......................................... 35
     9.1      Rights and Remedies......................................... 35
     9.2      Remedies Cumulative......................................... 37

10.  TAXES AND EXPENSES REGARDING THE COLLATERAL.......................... 37

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11.  GOVERNING LAW; WAIVERS; AMENDMENTS; INDEMNIFICATION.................. 38
     11.1     Governing Law; Choice of Forum; Service of Process;
                Jury Trial Waiver......................................... 38
     11.2     Waiver of Notices........................................... 40
     11.3     Amendments and Waivers...................................... 40
     11.4     Waiver of Counterclaims..................................... 40
     11.5     Indemnification............................................. 41

12.  NOTICES.............................................................. 41

13.  DESTRUCTION OF BORROWER'S DOCUMENTS.................................. 42

14.  GENERAL PROVISIONS................................................... 43
     14.1     Effectiveness............................................... 43
     14.2     Successors and Assigns...................................... 43
     14.3     Section Headings............................................ 43
     14.4     Interpretation.............................................. 43
     14.5     Final Agreement of the Parties.............................. 43
     14.6     Severability of Provisions.................................. 44
     14.7     Counterparts................................................ 44
     14.8     Revival and Reinstatement of Obligations.....................44

15.  TERMINATION.......................................................... 44

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                                   SCHEDULES

Schedule 5.6               --      Inventory and Equipment Locations
Schedule 5.9               --      Litigation
Schedule 5.12              --      ERISA
Schedule 7.5               --      Guarantees
Schedule 7.13              --      Investments
Schedule 7.16              --      Indebtedness

                                    EXHIBITS

Exhibit A                  --      Form of Note
Exhibit B                  --      Form of Intercreditor Agreement
Exhibit C                  --      Form of Foothill Loan

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                  LOAN AND SECURITY AGREEMENT dated as of December 8, 1994
between FIDELITY CAPITAL & INCOME FUND, a Massachusetts business trust ("Lender"), with a place of business located at 82 Devonshire Street - F7D, Boston, Massachusetts 02109, and INTELOGIC TRACE, INC., a New York corporation ("Borrower"), with its chief executive office located at Turtle Creek Tower I, P.O. Box 400044, San Antonio, Texas 78229-8415.

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNTS" means any "account," as such term is defined in section 9-106 of the UCC and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) including, without limitation, under any trade names, styles or divisions thereof, whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that might be characterized as an account or contract right under the UCC) and all of Borrower's rights in, to and under all purchase orders or receipts for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Borrower under all contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction) including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

                  "AGREEMENT" shall mean this Loan and Security Agreement and any extensions, riders, supplements, notes, amendments or modifications to or in connection with this Loan and Security Agreement.

                  "BORROWER" shall have the meaning set forth in the preamble to this Agreement.

                  "BORROWER'S BOOKS" shall mean all of Borrower's books and records including ledgers, records indicating, summarizing or evidencing Borrower's assets or liabilities, or the Collateral, all information relating to Borrower's business operations or financial condition, and all computer programs, disc or tape files, printouts, runs or other computer prepared information relating to Borrower's business operations or financial condition, and the equipment containing such information.

                  "BUSINESS DAY" shall mean any day which is not a Saturday, Sunday or other day on which banks in the State of Texas or the Commonwealth of Massachusetts are authorized or required to close.

                  "CASH" shall mean cash or cash equivalents.

                  "CHANGE OF CONTROL" shall be deemed to have occurred at such times as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a stockholder as of the date hereof or pursuant to the Plan of Reorganization, becomes the "beneficial owner" (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in elections of directors.

                  "CHATTEL PAPER" shall mean any "chattel paper," as such term is defined in section 9-105(1)(b) of the UCC.

                  "COLLATERAL" shall mean the following property and interests in property of Borrower, whether now owned or hereafter acquired: all Accounts, Chattel Paper, Contracts, Documents, Equipment, General Intangibles, Instruments, Intellectual Property Collateral, Inventory, Cash, Securities, Fixtures and all other goods and personal property of Borrower whether tangible or intangible or whether now owned or hereafter acquired by Borrower and wherever located, and to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to,

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substitutions and replacements for, and rents, profits and
products of each of the foregoing.

                  "CONTRACTS" shall mean all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Borrower may now own or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                  "COPYRIGHTS" shall mean (i) all copyrights, registrations and applications therefor, (ii) all renewals and extensions thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and
(v) all other rights corresponding thereto throughout the world.

                  "DEFAULT RATE" shall have the meaning set forth in
Section 2.5(b) hereof.

                  "DERIVATIVE SETTLEMENT" shall mean any amounts (less attorneys' fees and expenses in an aggregate amount not to exceed $800,000) received by Borrower pursuant to the settlement agreement reached on May 13, 1994 with respect to shareholder litigation against Borrower and its board of directors relating to Borrower's purchases of shares of capital stock of the Borrower and Datapoint Corporation in 1990.

                  "DOCUMENTS" shall mean any "documents," as such term is defined in section 9-105(1)(f) of the UCC.

                  "DOLLARS" and the sign "$" each means the lawful money of the United States.

                  "EFFECTIVE DATE" shall mean the "Effective Date" as defined in the Plan of Reorganization.

                  "EQUIPMENT" shall mean any "equipment," as such term is defined in section 9-109(2) of the UCC and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles and computers and
                                       3

other electronic data-processing and other office equipment and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

                  "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "FIELD SUPPORT SPARES" shall mean any and all spare parts, components, top assemblies, subassemblies and similar items used by Borrower to maintain or repair customer equipment.

                  "FIXTURES" shall mean any "fixtures" as such term is defined in section 9-313(1)(a) of the UCC.

                  "FOOTHILL" shall mean Foothill Capital Corporation, a California corporation.

                  "FOOTHILL LOAN" shall mean the Amended and Restated General Loan and Security Agreement dated as of December 8, 1994, between Foothill and Borrower, as amended from time to time in the form of Exhibit C hereto.

                  "FOOTHILL OVERADVANCE" shall mean an overadvance of up to One Million Dollars ($1,000,000) by Foothill to Borrower in accordance with the terms and provisions set forth in the Foothill Loan.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time.

                  "GENERAL INTANGIBLES" shall mean any "general intangibles," as such term is defined in section 9-106 of the

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UCC and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under the IRS Refund, any other state or local refunds of taxes, excises or similar charges, any Contract, all customer lists, Copyrights, Trademarks, Patents, rights in intellectual property, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not), and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill and rights of indemnification.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "INSOLVENCY PROCEEDING" shall mean any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including general assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                  "INSTRUMENTS" shall mean any "instrument," as such term is defined in section 9-105(1)(i) of the UCC, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "INTELLECTUAL PROPERTY COLLATERAL" shall mean all Copyrights, Licenses, Patents, Trademarks and Trade Secrets as to which Lender has been granted a security interest hereunder.

                  "INVENTORY" shall mean any "inventory," as such term is defined in section 9-109(4) of the UCC and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property that are held for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the

                                       5

processing, packaging, delivery or shipping of the same, and all finished goods.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "IRS REFUND" shall mean any refund of federal income taxes claimed or received by Borrower from the Internal Revenue Service.

                  "INTERCREDITOR AGREEMENT" shall mean the intercreditor agreement dated as of the date hereof, between Lender and Foothill, substantially in the form of Exhibit B hereto.

                  "LENDER EXPENSES" shall mean all costs and expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) which are paid or advanced by Lender relating to, under or in connection with the Loan Documents; filing, recording, publication, appraisal (including periodic Collateral appraisals) real estate survey, environmental audit and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); charges resulting from the dishonor of checks; costs and expenses incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral, or any portion thereof, whether or not a sale is consummated; reasonable costs and expenses of examining Borrower's Books; reasonable costs and expenses of third party claims or any suit incurred by Lender in enforcing or defending the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or otherwise concerning the Loan Documents, whether or not suit is brought.

                  "LICENSE" shall mean any Patent License, Trademark License or other license as to which Lender has been granted a security interest hereunder.

                  "LOAN" shall have the meaning set forth in Section 2.1 hereof.

                                       6

                  "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Intercreditor Agreement and all other agreements, instruments and documents, including, without limitation, security agreements, notes, warrants, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, collateral assignments, letter agreements, contracts, notices, leases, amendments, financing statements, letter of credit applications and reimbursement agreements, and all other writings heretofore, now or hereafter executed by or on behalf of Borrower and delivered to Lender in connection with or relating to this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

                  "MATERIAL ADVERSE EFFECT" shall mean, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence (a) a material adverse effect on the financial condition, business, operations, prospects, or properties of Borrower, (b) the impairment of (i) the ability of Borrower to perform any of its payment or other material obligations under this Agreement or any other Loan Document or (ii) the ability of Lender to enforce any of such obligations or any of its remedies under this Agreement or under any other Loan Document, (c) the occurrence of any Event of Default or (d) the subjection of Lender to any civil or criminal liability.

                  "MAXIMUM LAWFUL RATE" shall mean the maximum lawful nonusurious rate of interest which, under laws in effect and applicable to Lender, is permitted to be charged by Lender to Borrower on the transactions evidenced by this Agreement and the Note, as from time to time in effect, including changes in such maximum lawful rate as of the effective date of such changes.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

                  "NEGOTIABLE COLLATERAL" shall have the meaning set forth in
Section 4.2 hereof.
                                       7

                  "NOTE" shall mean the note of Borrower dated the date hereof in the aggregate principal amount of Five Million Dollars ($5,000,000), substantially in the form of Exhibit A hereto.

                  "OBLIGATIONS" shall mean the unpaid principal balance of the Loan and any Overadvances, all interest accrued hereunder and all other loans, advances, overadvances, debts, principal, interest, premiums, liabilities, obligations, fees (including early termination fees), lease payments, guaranties, covenants and duties owing by Borrower to Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Lender Expenses which Borrower is required to pay or reimburse under the Loan Documents, by law or otherwise.

                  "ORDER" shall mean the Final Order entered on November 28, 1994 of the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, confirming the Plan of Reorganization.

                  "OVERADVANCE" shall have the meaning set forth in Section 2.2 hereof.

                  "PATENT LICENSE" shall mean any written agreement granting any right to practice any invention on which a Patent is in existence.

                  "PATENTS" shall mean (i) all patents and patent applications,
(ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) all income, royalties, damages and payments now and hereafter due and/or payable to such Company with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (v) all rights to sue for past, present and future infringements or misappropriation thereof, and (vi) all other rights corresponding thereto throughout the world.

                  "PBGC" shall mean the Pension Benefit Guarantee Corporation.

                                       8

                  "PCS ESCROW AGREEMENT" shall mean the escrow agreement between Borrower and PC Service Source, Inc., referred to in the Master Repair Services and Spare Parts Supply Agreement, dated as of November 17, 1994, between Borrower and PC Service Source, Inc.

                  "PERMITTED LIENS" shall mean: (a) liens and security interests held by Lender: (b) liens for unpaid taxes that are not yet due and payable and
(c) liens and security interests of Foothill as permitted in the Intercreditor Agreement.

                  "PLAN" shall mean any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                  "PLAN OF REORGANIZATION" shall mean that certain Modified First Amended Chapter 11 Plan of Intelogic Trace, Inc. dated October 12, 1994, as filed with the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, in Chapter 11 Case No. 94-52172C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PROCEEDS" shall mean "proceeds," as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (c) any claim of Borrower against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "PROHIBITED TRANSACTION" shall mean any transaction described in Section 406 of ERISA which is not
                                       9

exempt by reason of Section 408 of ERISA, and any transaction described in
Section 4975(c) of the IRC which is not exempt by reason of section 4975(c)(2) of the IRC.

                  "RELATED ENTITY" shall mean Lender and any other corporation which is at least fifty percent (50%) owned by Lender or any of the foregoing entities.

                  "REPORTABLE EVENT" shall mean a reportable event described in
Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4068(f) of ERISA.

                  "SECURITIES" shall mean any "securities" as that term is defined in section 8-102(1)(c) of the UCC or under federal securities law, whether or not such securities are marketable, including Borrower's stock in Datapoint Corporation and Canal Capital Corporation (whether Borrower has legal title or equitable title).

                  "TRADE SECRETS" shall mean trade secrets, along with any and all (i) income, royalties, damages and payments now and hereafter due and/or payable to Borrower with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (ii) rights to sue for past, present and future infringements or misappropriation thereof, and (iii) all other rights corresponding thereto throughout the world.

                  "TRADEMARK LICENSE" shall mean any written agreement granting any right to use any Trademark or Trademark registration.

                  "TRADEMARKS" shall mean (i) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of Borrower's business connected therewith and symbolized thereby, (ii) all renewals thereof,
(iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriation thereof, (iv) all rights to sue for past, present and future infringements or misappropriation

                                       10

thereof, and (v) all other rights corresponding thereto throughout the world.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; PROVIDED, HOWEVER, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes thereto.

                  1.3 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause and exhibit references are to this Agreement unless otherwise specified.

                  1.4 EXHIBITS. All of the exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.       LOAN AND TERMS OF PAYMENT

                  2.1 LOAN. (a) Upon and subject to the terms and conditions hereof, Lender agrees to make a loan to Borrower on the Effective Date in an aggregate principal amount equal to Five Million Dollars ($5,000,000) (the "Loan"). The Loan shall be evidenced by a promissory note to be executed and delivered by Borrower at the time of such Loan, the form of which is attached hereto and made a part hereof as Exhibit A (the "Note").

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                  (b)       The Loan shall be made on notice, given not later
than 1:00 P.M. (New York City time) on the second Business Day prior to the Effective Date, by Borrower to Lender. On the Effective Date, upon fulfillment of the applicable conditions set forth in Section 3, Lender shall wire to a bank designated by Borrower and reasonably acceptable to Lender, the amount of the Loan.

                  2.2       OVERADVANCE. Following the Effective Date, Lender
(i) may, but shall not be obligated to, make one or more additional advances to Borrower from the funds applied to repay the Loan in accordance with Section 2.3, in an aggregate principal amount not to exceed One Million Dollars ($1,000,000), subject to such terms and conditions as shall be agreed upon by Lender and Borrower and (ii) to the extent obligated pursuant to the Intercreditor Agreement shall make one or more additional advances to Borrower to make funds available to repay the Foothill Overadvance in accordance with Lender's obligations under the Intercreditor Agreement (each, an "Overadvance"). In the event Lender makes any such Overadvance to Borrower, the amount of such Overadvance shall be added to the principal amount of, and shall be deemed to be a part of, the Loan and shall be subject to the terms and conditions of this Agreement, including the interest rate and repayment terms, applicable to the Loan.

                  2.3 MANDATORY PREPAYMENT. (a) All proceeds realized from any sale, transfer or other disposition of the Borrower's Inventory (including any amounts received by Borrower in respect of the PCS Escrow Agreement, but subject to the prior repayment of the Foothill Overadvance, in accordance with the terms and conditions set forth in the Foothill Loan and the Intercreditor Agreement) and Securities, and all amounts received by Borrower in respect of the IRS Refund or the Derivative Settlement shall immediately upon receipt thereof, be applied by Borrower first, to pay all accrued and unpaid interest and all fees and expenses payable hereunder, and second to prepay the principal balance of the Loan.

                           (b)      No prepayment fee shall be payable in
respect of any mandatory prepayment under this Section 2.3.

                           (c)      Amounts paid pursuant to this Section
2.3 may not be re-borrowed.
                                       12

                  2.4 OPTIONAL PREPAYMENT. (a) Borrower shall have the right at any time, upon at least two (2) Business Days' prior notice to Lender, stating the proposed date and aggregate principal amount of the prepayment, to prepay the outstanding principal amount of the Loan in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than Five Hundred Thousand Dollars ($500,000) or integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loan specified to be prepaid shall become due and payable on the date specified for each such prepayment.

                           (b)      No prepayment fee shall be payable in
respect of any optional prepayment under this Section 2.4.

                           (c)      Amounts paid pursuant to this Section
2.4 may not be re-borrowed.

                  2.5      INTEREST RATES, PAYMENTS AND CALCULATIONS.

                           (a)      INTEREST RATE.  Subject to Section
2.5(b), the outstanding principal amount of the Loan shall bear interest at a rate equal to the lesser of (i) the Maximum Lawful Rate and (ii) fifteen percent (15%) per annum.

                           (b)      DEFAULT RATE.  From and after the
occurrence of an Event of Default the outstanding principal amount of the Loan shall bear interest at a rate equal to the lesser of (i) the Maximum Lawful Rate and (ii) seventeen percent (17%) per annum.

                           (c)      PAYMENTS.  Interest hereunder shall be
due and payable on the first Business Day of each calendar month during the term hereof. Any interest not paid when due, together with all or any portion of the other Obligations, shall, to the fullest extent permitted by law, accrue interest at the Default Rate payable on demand. All interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                           (d)      ALTERNATIVE INTEREST RATE.  Notwithstanding
the provisions of Sections 2.5(a) and (b), if at any time the applicable interest rate shall exceed the
                                       13

Maximum Lawful Rate and thereafter the applicable interest rate shall become less than the Maximum Lawful Rate, the rate of Interest payable hereunder shall, at the option of Lender, be the Maximum Lawful Rate until the total interest paid by Borrower equals the amount which would have been paid but for the applicable interest rate having been in excess of the Maximum Lawful Rate. If at maturity or final payment of the Obligations the total amount of interest paid or accrued on the Obligations under the provisions of Sections 2.5 (a) and (b) is less than the total amount of interest which would have accrued if the applicable interest rate had at all times been in effect, then Borrower to the fullest extent permitted by law, shall pay to Lender an amount equal to the difference between (a) the amount of interest which would have accrued on the Obligations if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the provisions of Sections 2.5(a) and (b).

                           (e)      INTEREST SAVINGS.  It is the intention
of the parties hereto to conform strictly to all usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America or any jurisdiction whose laws may be mandatorily applicable notwithstanding the other provisions of this Agreement), then, notwithstanding anything to the contrary in this Agreement or in any other instrument or agreement entered into in connection herewith, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received under this Agreement or under any other instruments or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated for any reason under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if
                                       14

theretofore paid, shall be credited on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been repaid in full, refunded to Borrower). In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to Lender, under any specific contingency, exceeds the Maximum Lawful Rate, Borrower and Lender shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law and/or (iv) allocate interest between portions of such indebtedness, so that no such portion shall bear interest at a rate greater than that permitted by applicable law.

                  2.6 CREDITING PAYMENTS. Borrower shall make all payments hereunder by wire transfer to Lender at The Bank of New York, ABA# 021-000-018, Account # 114669, with the notation "Transaction Description:
Intelogic Trace Exit Loan, or by such other method as may be substituted by notice given as herein provided. The receipt by Lender of any funds in payment of the Obligations shall be immediately applied to conditionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Lender. For interest calculation purposes, the receipt of wire transfer or other item of payment by Lender shall be deemed to have been paid to Lender two (2) Business Days after the date Lender actually receives such wire transfer of immediately available federal funds. Notwithstanding anything to the contrary contained herein, any wire transfer or other payment received by Lender after 11:00 a.m. New York time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

                  2.7 FEES. In consideration of Lender's agreement to make available to Borrower the advances and loans provided for herein, Borrower shall pay to Lender a fee (the "Closing Fee") consisting of 6,667 shares of the Borrower's 10% Preferred Stock to be issued on or promptly following

                                       15

the Effective Date. The Closing Fee shall be fully earned at the time of payment and non-refundable.

                  2.8 USE OF PROCEEDS. The proceeds of the Loan made on the Effective Date shall be used as follows:

                           (a)      up to Four Million Dollars ($4,000,000)
shall be applied to repay the overadvance on Borrower's indebtedness to Foothill outstanding immediately prior to the Effective Date; and

                           (b)      the remaining proceeds shall be used for
general corporate purposes or to pay claims of creditors and expenses incurred by Borrower in connection with the Plan of Reorganization.


         3.       CONDITIONS PRECEDENT

                  3.1 CONDITIONS PRECEDENT. Each of the following is a condition precedent to Lender making the Loan hereunder:

                           (a)      NOTE.  Lender shall have received the Note
to the order of Lender duly executed by Borrower.

                           (b)      INTERCREDITOR AGREEMENT.  Lender shall have
received the Intercreditor Agreement duly executed by Foothill and Borrower.

                           (c)      FOOTHILL LOAN.  Foothill and Borrower shall
have duly executed the Foothill Loan.

                           (d)      NO MODIFICATION TO THE PLAN OF
REORGANIZATION. The terms of the Plan of Reorganization shall not have been modified in any manner adverse to Lender without the prior written consent of Lender. All conditions to the consummation of the Plan of Reorganization set forth in Article VIII thereof shall have been satisfied and shall have been completed prior to, or simultaneously with, the Effective Date.

                           (e)      BORROWER CERTIFICATE.  Lender shall have
received a certificate of Borrower dated the Effective Date, in form and substance satisfactory to Lender, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Borrower, certifying that the
                                       16

representations and warranties made by Borrower in each of the Loan Documents are true and correct on and as of the date hereof and after giving effect to the Loan required to be made pursuant hereto.

                           (f)      CORPORATE PROCEEDINGS OF BORROWER.
Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the liens created pursuant to this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of Borrower as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified or revoked.

                           (g)      BORROWER INCUMBENCY CERTIFICATE.  Lender
shall have received a certificate of Borrower dated the Effective Date, in form and substance satisfactory to Lender, as to the incumbency and signature of the officers of Borrower executing any Loan Document, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Borrower.

                           (h)      CORPORATE DOCUMENTS.  Lender shall have
received true and complete copies of the Certificate of Incorporation and By-Laws of Borrower, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Borrower.

                           (i)      FEDERAL RESERVE FORM G-3.  A true and
accurate Federal Reserve Form G-3 dated as of the date hereof shall have been executed and delivered by Borrower to Lender.

                           (j)      ASSIGNMENT OF PCS ESCROW AGREEMENT.
Lender shall have received, in form and substance satisfactory to Lender, an assignment of the PCS Escrow Agreement, duly executed by Borrower and by PCS.

                           (k)      INSURANCE ENDORSEMENT.  Lender shall
have received evidence satisfactory to Lender that the insurance policies provided for in Section 6.8 hereof are in full force and effect, certified by the insurer thereof,
                                       17

together with appropriate evidence showing a loss payable clause in favor of Lender.

                           (l)      LIEN SEARCHES.  Lender shall be satisfied
that the results of the lien searches (which shall be performed at Borrower's expense) shall not indicate any liens on the Collateral other than as created pursuant to this Agreement, the other Loan Documents or as permitted by the Intercreditor Agreement.

                           (m)      ACTIONS TO PERFECT LIENS.  The Borrower
shall execute all filings, recordings, registrations and perform all other actions, including, without limitation, executing financing statements on form UCC-1, necessary or, in the reasonable opinion of Lender, desirable to perfect the liens created by this Agreement.

         4.       CREATION OF SECURITY INTEREST

                  4.1 GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of all the Obligations and to induce Lender to enter into the Loan Documents and to make the Loan in accordance with the terms hereof, Borrower hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender, and hereby grants to Lender a security interest in, all presently existing and hereafter arising Collateral.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds thereof, is evidenced by or consists of letters of credit, notes, drafts, instruments, documents, leases or chattel paper ("Negotiable Collateral"), Borrower shall, immediately upon the request of Lender, endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. Lender or Lender's designee may, at such time as either an Event of Default has occurred or Lender reasonably determines that a material impairment of the prospect of repayment of any portion of the Obligations or of the value or priority of Lender's security interest in the Collateral has occurred or is imminently likely to occur, (a) notify customers or account debtors of Borrower that the Accounts, General Intangibles and Negotiable

                                       18

Collateral have been assigned to Lender or that Lender has a security interest therein; (b) require Borrower to establish a lockbox or other restricted account satisfactory to Lender for the collection of Accounts, General Intangibles or Negotiable Collateral; and (c) collect the Accounts, General Intangibles and Negotiable Collateral directly, but, unless and until Lender does so or gives Borrower other written instructions, Borrower shall collect all Accounts, General Intangibles and Negotiable Collateral for Lender, receive in trust all payments thereon as Lender's trustee, and immediately deliver said payments to Lender in their original form as received from the account debtor.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall execute and deliver to Lender, prior to or concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter at the request of Lender, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                  4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes and appoints Lender (and any authorized signatory of Lender) as Borrower's true and lawful attorney in fact, with power to: (a) sign the name of Borrower on any of the documents described in Section 4.4 or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Lender's security interest in the Collateral; (b) send requests for verification of Accounts; (c) at such time as an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) at such time as an Event of Default has occurred and is continuing, endorse Borrower's name on any checks, notices, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (e) at such time as an Event of Default has occurred and is continuing, notify the post office
                                       19

authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and promptly forward all other mail as well as copies of any mail retained to Borrower; (f) at such time as an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at such time as an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. The appointment of Lender as Borrower's attorney in fact, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender's obligation to provide advances hereunder is terminated.

                  4.6 RIGHT TO INSPECT. Lender (through any of its officers, employees or agents) shall have the right, from time to time hereafter upon reasonable prior notice during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect Borrower's Books and to check, test and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

                  4.7 NO ASSUMPTION. Nothing contained herein or in any of the Loan Documents nor any grant of a security interest in the Collateral to Lender or otherwise shall constitute or be deemed an assumption by Lender of any liability or obligation under any agreement, contract or obligation of Borrower.

         5.       REPRESENTATIONS AND WARRANTIES

                  To induce Lender to make the Loan as herein provided for, Borrower makes the following representations and warranties to Lender, each and all of which shall be true and correct as of the date of (i) execution and

                                       20

delivery of this Agreement or (ii) the making by Lender of any Overadvance, and shall survive the execution and delivery of this Agreement:

                  5.1      CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Borrower
(i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its Certificate of Incorporation and ByLaws; and (vi) is in compliance with all applicable provisions of law where the failure to comply would have a Material Adverse Effect.

                  5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or By-laws, nor will they constitute an Event of Default under any material agreement to which Borrower is now or may hereafter become a party.

                  5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests or encumbrances (except for liens in favor of Foothill, subject to the Intercreditor Agreement).

                  5.4 BONA FIDE ACCOUNTS. The Accounts are, and at all times, hereafter shall be, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to account debtors in the ordinary
                                       21

course of Borrower's business, and to the best of Borrower's knowledge are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims or rights of return or cancellation. The property or services giving rise to such Accounts has been delivered to or performed for the account debtor, or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Except as disclosed to Lender in writing, Borrower has not, and at all times hereafter, shall not have, received notice of actual or imminent bankruptcy, insolvency or material adverse change in the financial condition of any account debtor at the time an Account due from such account debtor is assigned to Foothill.

                  5.5 CONDITION OF INVENTORY. Except Field Support Spares under repair in the normal course of Borrower's business, all Inventory is now and at all times hereafter shall be of good and marketable title and quality.

                  5.6 LOCATION OF INVENTORY AND EQUIPMENT. Except for the items being repaired in the ordinary course of business, the Inventory and Equipment is not now and shall not at any time hereafter be stored with a bailee, warehouseman or similar party without Lender's prior written consent which such consent shall not be unreasonably delayed or withheld. Borrower shall keep the Inventory and Equipment only at the locations set forth on
Schedule 5.6 hereto.

                  5.7 INVENTORY RECORDS. Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and Borrower's cost therefor.

                  5.8 LOCATION OF BORROWER'S EXECUTIVE OFFICES. The current location of Borrower's executive offices and Borrower's Books is at the address indicated in the first paragraph of this Agreement and Borrower covenants and agrees that it will not, without thirty (30) days prior written notification to Lender, relocate its executive offices.

                  5.9 LITIGATION. Except as disclosed on Schedule 5.9 hereto, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge of any pending or threatened litigation, formal governmental investiga-tions, or filed claims, complaints, actions or prosecutions involving Borrower or any guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff. If any of the foregoing arises during the term of this Agreement, Borrower shall promptly notify Lender in writing.

                  5.10 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender.

                  5.11 SOLVENCY. Borrower is now and shall be at all times hereafter able to pay its debts (including trade debts) as they mature.

                  5.12 ERISA. The Intelogic Trace, Inc. Retirement Income Plan (the "Intelogic Plan") was terminated by the Pension Benefit Guaranty Corporation effective as of November 21, 1994, as disclosed on Schedule 5.12. Except for the Intelogic Plan, neither the Borrower nor any ERISA Affiliate maintains or contributes to any pension plan subject to Title IV of ERISA. The Borrower and its ERISA Affiliates are in material compliance with the provisions of ERISA and the qualification requirements of Section 401(a) of the IRC and any regulations thereunder with respect to any Plan intended to constitute a qualified plan under Section 401(a) of the IRC. No Prohibited Transaction has occurred with respect to a Plan. Except with respect to the Intelogic Plan, Borrower and its ERISA Affiliates have made all contributions required to be made by them to any Plan when due.

                  5.13 ENVIRONMENTAL CONDITION. Except as to cleaning material and solutions, packing materials and video display tubes used or repaired in Borrower's ordinary course of business, none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release or transport, any hazardous waste or hazardous substance. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                  5.14 MARGIN REGULATIONS. None of the proceeds of the Loan shall be used, directly or indirectly, (i) for the purpose of purchasing or carrying any "margin security," as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (ii) for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or (iii) for any other purpose which might cause the Loan to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board, or otherwise to violate any of those regulations. A true and accurate Federal Reserve Form G-3 dated as of the date of this Agreement has been executed and delivered by Borrower to Lender. Borrower shall not take or permit any agent acting on its behalf to take any action which might cause this Agreement or the Loan to violate any regulation of the Federal Reserve Board.

                  5.15 RELIANCE BY LENDER; CUMULATIVE. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated if any Overadvance is made pursuant to Section 2.2 hereof, and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall now or hereinafter give, or cause to be given, to Lender.

                  5.16 BANKRUPTCY MATTERS. The Plan of Reorganization and the Order confirming the Plan of Reorganization are final and non-appealable.

         6.       AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that, until payment in full of the Obligations, and unless Lender shall otherwise consent in writing, Borrower shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Borrower at all times hereafter shall maintain a system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts and records pertaining to the Collateral which contain information as from time to time may reasonably be requested by Lender. Borrower shall also keep proper books of Accounts showing all sales, claims and allowances on its Inventory.

                  6.2 CASH FLOW, BALANCE SHEET AND INCOME STATEMENT REPORTS. Upon request of Lender, Borrower shall deliver to Lender (i) detailed cash flow reports reflecting all sources and uses of cash for the prior six (6) months and all projected sources and uses of cash for the next twelve (12) month period, (ii) monthly cash flow reports, (iii) monthly balance sheet reports and
(iv) monthly income statement reports.

                  6.3 ASSIGNMENTS OF ACCOUNTS. Upon request of Lender, Borrower shall provide Lender with schedules describing all Accounts and shall execute and deliver to Lender assignments of all Accounts. Borrower's failure to execute and deliver such schedules or assignments shall not affect or limit Lender's security interest or other rights in and to the Accounts.

                  6.4 SEC FILINGS; REPORTS; CERTIFICATES. Borrower shall deliver to Lender, concurrently with the filing thereof with the Securities and Exchange Commission, Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission. Borrower shall also deliver to Lender any other report reasonably requested by Lender relating to the Collateral and the financial condition of Borrower.

                  Upon request of Lender, Borrower shall deliver to Lender a certificate signed by its chief financial officer or treasurer to the effect that: (a) all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender hereunder (i) to the extent applicable have been prepared in accordance with GAAP consistently applied and (ii) fully and fairly present the financial condition of Borrower;
(b) Borrower is in timely compliance with all representations, warranties and covenants hereunder; and (c) on the date of delivery of such certificate to Lender the officer signing such certificate does not know of any condition or event which constitutes an Event of Default. To the extent that Borrower is unable to so certify as to any of the foregoing matters, Borrower shall provide such certificate with a detailed explanation of any matters to which it can not so certify.

                  As soon as practicable, but in any event within two (2) Business Days after Borrower becomes aware of the existence of any Event of Default, or any development or other information which would have a Material Adverse Effect, Borrower shall give telephonic or telecopied notice specifying the nature of such Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.

                  At such time as either an Event of Default has occurred or Lender determines that a material impairment of the prospect of repayment of any portion of the Obligations or the value or priority of Lender's security interest in the Collateral has occurred or is imminently likely to occur, Borrower hereby irrevocably authorizes and directs all auditors, accountants or other third parties to deliver to Lender, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Lender, upon its request, any information they may have regarding Borrower's business affairs and financial condition.

                  6.5 TITLE TO EQUIPMENT. Upon Lender's request, Borrower shall immediately deliver to Lender, properly endorsed as collateral, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.
                                       26

                  6.6 MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair, and make all necessary replacements thereto so that the condition and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                  6.7 TAXES. All assessments and taxes, whether real, personal or otherwise, imposed, levied or assessed against Borrower or any of its property which have become due and payable, have been paid, or will be paid prior to delinquency, and shall hereafter be paid in full prior to delinquency, except to the extent controverted in good faith by Borrower by proceedings which stay the imposition of any penalty or fine resulting from the imposition thereof, before delinquency or before the expiration of any extension period. Borrower shall make due payment or deposit, prior to delinquency, of all federal, state and local taxes, assessments or contributions required of it by law, except to the extent controverted in good faith by Borrower by proceedings which stay the imposition of any penalty or fine resulting from the imposition thereof, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make payment or deposit, prior to delinquency, of all tax payments and withholding taxes required of it by applicable laws, including, without limitation, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

                  6.8      INSURANCE.

                           (a) Borrower, at its expense, shall keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses. Borrower shall also maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                                       27

                           (b) All such policies of insurance shall be
in such form, and with such companies, and in such amounts as ordinarily insured against by other owners in similar businesses and reasonably satisfactory to Lender. All such policies of insurance (except those of public liability and property damage) shall contain a lender's loss payable endorsement, or an equivalent endorsement in a form reasonably satisfactory to Lender, showing Lender and Foothill as co-loss payees thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days notice to Lender before cancelling its policy for any reason. Borrower shall deliver to Lender certified copies of such policies of insurance or certificates evidencing the existence of such policies and evidence of the payments of all premiums therefor. After the occurrence and continuation of an Event of Default, all proceeds payable under any such policy shall be paid to and retained by Lender.

                  6.9 LENDER EXPENSES. Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender which constitute Lender Expenses and Borrower hereby authorizes and approves all advances and payments by Lender in accordance with provisions of this Agreement for items constituting Lender Expenses.

                  6.10 FOOTHILL DOCUMENTS. Upon request of Lender, Borrower shall deliver to Lender copies of all documents, correspondence, notices and certificates delivered in connection with or relating to the Foothill Loan.

                  6.11 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and shall be free and clear of, and without deduction or withholding for or on account of, any federal, State or local taxes.

         7.       NEGATIVE COVENANTS

                  Borrower covenants and agrees that, until payment in full of the Obligations, Borrower will not do any of the following without Lender's prior written consent:

                  7.1 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including, without
                                       28

limitation, the sale, lease or other disposition of, moving, relocation or transfer, whether by sale or otherwise, of any of Borrower's assets having an aggregate value in excess of $50,000 (other than sales of Inventory in the ordinary and usual course of Borrower's business as presently conducted and sales of the Securities for cash in arms-length transactions and for fair market value, provided in each case the proceeds thereof are applied by Borrower in accordance with Section 2.3 hereof), the incurrence of any debts outside the ordinary and usual course of Borrower's business except for renewals or extensions of existing debts, or the making of any advance or loan except in the ordinary course of business as presently conducted.

                  7.2 LIENS. Create, incur, assume or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

                  7.3 CHANGE NAME. Change Borrower's name, business structure or identity, or add any new fictitious name without giving Lender ninety (90) days prior written notice of such change.

                  7.4 MERGE, ACQUIRE. Acquire, merge or consolidate with or into any other business organization; provided, however, that any subsidiary may be merged into or consolidated with Borrower so long as (i) no provision of this Agreement would be violated thereby, (ii) Borrower gives Lender at least ninety (90) days prior written notice of such merger or consolidation, and (iii) Lender's rights in any Collateral will not be materially and adversely affected by such merger or consolidation.

                  7.5 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement or instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender, except for (i) guarantees existing on the date hereof as listed on Schedule 7.5 attached hereto, (ii) guarantees by endorsement of negotiable Instruments for deposit or collection in the ordinary course of business, and (iii) guarantees and contingent liabilities not exceeding in the aggregate at any one time Five Hundred Thousand Dollars ($500,000).
                                       29

                  7.6 RESTRUCTURE. Make any change in Borrower's financial structure or in any of its business operations, or change the date of its fiscal year if such change would have a Material Adverse Effect on the Borrower's business condition or on its ability to pay the Obligations, as determined by Lender in its reasonable discretion.

                  7.7 PREPAYMENTS. Prepay any indebtedness owing to any third party.

                  7.8 AMEND FOOTHILL LOAN. Authorize or execute any amendment or waiver with respect to the Foothill Loan without the prior written consent of Lender.

                  7.9 CHANGE OF OWNERSHIP. Cause, any direct or indirect change in Borrower's ownership which would result in a Change of Control.

                  7.10 CONSIGNMENTS. Except in the ordinary course of Borrower's business, consign any Inventory, sell any goods on bill and hold or other unusual terms of sale.

                  7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash) on, or purchase, acquire, redeem or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

                  7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify or terminate any agreement presently existing or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.13 INVESTMENTS. Directly or indirectly make or own any beneficial interest in (including stock, partnership interest or other securities of), or make any loan, advance or capital contribution to, any corporation, association, person or entity other than (i) investments of the type and
                                       30

quantity existing on the date hereof and listed on Schedule 7.13 hereto; (ii) "Permitted Investments" (customarily defined as obligations guaranteed by the United States, commercial paper maturing not more than 270 days after the Issuance date and rated P-1 or A-1 or better, certificates of deposit maturing not more than one (1) year after acquisition, and repurchase agreements having maturities not more than ninety (90) days from the date of acquisition; and
(iii) other investments not in excess of One Hundred Thousand Dollars
($100,000).

                  7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any person or entity controlling, controlled by, or under common control (whether by contract, ownership of voting securities, or otherwise) with Borrower except for transactions which are in the ordinary course of Borrower's business, upon fair and reasonable terms and no less favorable to Borrower than would be obtained in an arm's length transaction with non-affiliated person or entity.

                  7.15     SUSPENSION.  Suspend or go out of business.

                  7.16 INDEBTEDNESS. Create or suffer to exist any monetary obligation or indebtedness except, (i) the Obligations, (ii) the Foothill Loan,
(iii) monetary obligation or indebtedness of Borrower in an aggregate principal amount not exceeding One Hundred Thousand Dollars ($100,000), (iv) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with the past practice of Borrower, (v) guarantees permitted under Section 7.5 hereof, and (vi) indebtedness of Borrower outstanding on the Effective Date and reflected on Schedule 7.16 hereto.

         8.       EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and
                                       31

charges due Lender, taxes, reimbursement of Lender Expenses, or otherwise);

                  8.2 If Borrower fails to prepay the portion of the Obligations that are mandatorily prepayable in accordance with Section 2.3 hereof within two (2) Business Days after receipt by the Borrower of any amounts to be applied to the Obligations in accordance with such Section;

                  8.3 If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Agreement, in any of the Loan Documents, under the Plan of Reorganization and the Order confirming the Plan of Reorganization or in any other present or future agreement between Borrower and Lender;

                  8.4 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interests in the Collateral;

                  8.5 If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer or assignee unless Borrower corrects any such action within three (3) Business Days after the occurrence thereof;

                  8.6      If an Insolvency Proceeding is commenced by Borrower;

                  8.7 If an Insolvency Proceeding is commenced against Borrower which is not stayed or dismissed within forty-five (45) days;

                  8.8 If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and the failure by Borrower to continue to conduct such affairs could reasonably be expected to have a Material Adverse Effect, unless Borrower appeals and obtains a stay of such order within three (3) Business Days after the entry thereof;

                  8.9 Unless adequately bonded to Lender's reasonable satisfaction within a reasonable time after filing of such lien but in any event prior to the commencement of foreclosure proceedings with respect thereto, the occurrence of a notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets by the United States Government or any department, agency or instrumentality thereof, or by any state, county, municipal or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid on the payment date thereof;

                  8.10 If a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets;

                  8.11 If Borrower fails to pay any principal of, or premium or interest on, any monetary obligation or indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of Five Hundred Thousand Dollars ($500,000), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness, that would accelerate, or would (following notice or any cure period) permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  8.12 If Borrower makes any payment on account of monetary obligations or indebtedness which have been subordinated to the Obligations except to the extent such payment is allowed under this Agreement or under any subordination agreement entered into with Lender (it being expressly agreed that no such subordinated monetary obligation or indebtedness exists as of the date of the execution of this Agreement);

                  8.13 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement or report made to Lender by Borrower or any officer, employee, agent or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director; which misstatement, misrepresentation or withdrawal could reasonably be expected to have a Material Adverse Effect;

                  8.14 If any guaranty of the Obligations is limited or terminated by operation of law or by the guarantor thereunder, or any guarantor becomes the subject of an Insolvency Proceeding;

                  8.15 If there occurs any event or circumstance that has a Material Adverse Effect;

                  8.16 If a Prohibited Transaction or Reportable Event shall occur with respect to a Plan which would be reasonably likely to have a Material Adverse Effect; if any lien upon the assets of Borrower in connection with any Plan shall arise; if Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan or Multiple Employer Plan of which Borrower or such ERISA Affiliate was a substantial employer, and such withdrawal could, in the opinion of Lender, have a Material Adverse Effect on the financial condition of Borrower; if Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; if Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or upon the voluntary or involuntary termination of any Plan which termination could, in the opinion of Lender, have a Material Adverse Effect, or Borrower shall fail to notify Lender promptly and in any event within ten (10) days of the occurrence of any event which constitutes an Event of Default under this clause; and

                  8.17 If any writing, document, aging, certificate or other evidence of the Accounts or Inventory shall be materially incomplete, incorrect or misleading at the time the same is furnished to Lender; if Borrower shall fail to comply with the terms of Section 6.6 of this Agreement; or if Borrower shall fail to immediately remit each payment on any Account pursuant to the terms of Section 2.3 of this Agreement.

         9.       LENDER'S RIGHTS AND REMEDIES

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Declare all Obligations, immediately due
and payable;

                           (b)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interest in the Collateral and without affecting the Obligations;

                           (c)      Settle or adjust disputes and claims
directly with account debtors for amounts and upon terms which Lender considers commercially reasonable, and in such cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                           (d)      Cause Borrower to hold all returned
Inventory in trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                           (e)      Without notice to or demand upon
Borrower or any guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in Lender's determination appears to be prior or superior to its security interest (except as set forth in the Intercreditor Agreement) and to pay all reasonable expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants

Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g)      Without notice to Borrower (such notice
being expressly waived) set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender or any Related Entity, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender or any Related Entity;

                           (h)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, Trade Secrets, trade names, Trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                           (i)      Sell the Collateral at either a public
or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (j)      Lender shall give notice of the disposition
of the Collateral as follows:

                           (1) Lender shall give Borrower and each holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                           (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12 of this Agreement, at least ten
                                (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

                           (3) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (k)      Lender may credit bid and purchase at any
public sale; and

                           (l)      Any deficiency which exists after
disposition of the Collateral as provided above will be paid immediately by Borrower. Lender will return any excess to Borrower, without interest and subject to the rights of third parties.

                  9.2 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

         10.      TAXES AND EXPENSES REGARDING THE COLLATERAL

                  If Borrower fails to pay, prior to delinquency, any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make, prior to delinquency, any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Lender reasonably determines that such failure by Borrower could have a Material Adverse Effect on Lender's interests in the Collateral, in its reasonable discretion and without prior notice to Borrower, Lender may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall be immediately charged to Borrower's loan account and become additional Obligations, shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.      GOVERNING LAW; WAIVERS; AMENDMENTS; INDEMNIFICATION

                  11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER. (a) Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in such state, without regard to principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

                           (b)      Borrower and Lender irrevocably consent
and submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein, and agree that any dispute arising out of the relationship between any such persons or the conduct of any such persons in connection with this Agreement or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral).

                           (c)      Borrower hereby waives personal service
of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth in Section 12 hereof and service so made shall be deemed to be completed five (5) days after the same shall have been deposited in the U.S. mail. In addition, Lender agrees promptly to forward by registered mail any process so served upon such agent to Borrower at its address set forth in
Section 12 hereof. Borrower hereby consents to service of process as aforesaid.

                           (d)      BORROWER AND LENDER EACH HEREBY WAIVES
ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                           (e)      Nothing in this Section 11.1 shall
affect the rights of Lender to serve legal process in any other manner permitted by law or affect the rights of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

                           (f)      Lender shall not have any liability to
Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omission constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

                  11.2 WAIVER OF NOTICES. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender and no Event of Default shall be deemed cured unless such cure is acknowledged in writing by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  11.4 WAIVER OF COUNTERCLAIMS. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

                  11.5 INDEMNIFICATION. Borrower shall indemnify, defend and hold Lender, and its directors, agents employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any Loan Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, PROVIDED, THAT, Borrower shall have no obligation under this Section 11.5 to Lender with respect to any indemnified matter resulting solely from Lender's gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral

         12.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection therewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback addressed as follows:

         If to Borrower:                 Intelogic Trace, Inc.
                                         8415 Datapoint Drive
                                         San Antonio, Texas 78229-8480
                                         Attention:  Philip D. Freeman
                                         Telecopy No. (210) 593-2201

         With a copy to:                 Cox & Smith, Inc.
                                         112 E. Pecan St.
                                         Suite 1800
                                         San Antonio, Texas 78205
                                         Attention:  Deborah D. Williamson
                                         Telecopy No. (210) 226-8395

         If to Lender:                   Fidelity Capital & Income Fund
                                         82 Devonshire Street - F7D
                                         Boston, Massachusetts 02109
                                         Attention:  Judy K. Mencher
                                         Telecopy No. (617) 476-7774

         With a copy to:                 Weil, Gotshal & Manges
                                         767 Fifth Avenue
                                         New York, New York 10153
                                         Attention:  Bruce R. Zirinsky
                                         Telecopy No. (212) 310-8007

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail.

         13.      DESTRUCTION OF BORROWER'S DOCUMENTS

                  All documents, schedules, invoices, agings, or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender four (4) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at Borrower's expense, for their return.

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         14.      GENERAL PROVISIONS

                  14.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Lender.

                  14.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder without Lender's prior written consent which such consent shall not be unreasonably withheld or delayed, and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business.

                  14.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

                  14.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  14.5 FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO, IF ANY), THE NOTE AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
                                       43

                  14.6 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  14.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  14.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Lender of any property of either or both of such parties should for any reason subsequently be declared to be improper under any state or federal law relating to creditors' rights, including, without limitation, provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Fidelity is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Fidelity is required to repay or restore, and as to all reasonable costs, expenses and attorneys' fees of Fidelity related thereto, the liability of Borrower or such guarantor shall automatically be revived, reinstated and restored and shall exists as though such Voidable Transfer had never been made.

                  15. TERMINATION. Upon termination of this Agreement and upon complete repayment of all Obligations owing hereunder, Lender shall promptly take all actions as are reasonably requested by Borrower to release all rights Lender may have (except as to those which expressly survive termination) and Lender shall give such notices and complete such documents reasonably necessary to effect such termination.

                                       44

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                       INTELOGIC TRACE, INC.,

                                       By:            MIKE R. ELLIS
                                            Name:     Mike R. Ellis
                                            Title:    Vice President


                                       FIDELITY CAPITAL & INCOME FUND,

                                       By:             JOHN H. COSTELLO
                                            Name:      John H. Costello
                                            Title:     Assistant Treasurer

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